Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We have issued our report dated May 7, 2009, accompanying the financial statements of Universal Safety Response, Inc. for the year ended December 31, 2008, appearing in this Amendment No. 1 to Current Report on Form 8-K. We hereby consent to the incorporation by reference of said report in the Registration Statements of Smith & Wesson Holding Corporation on Form S-8 (Nos. 333-87748, 333-87750, and 333-128804) and S-3 (Nos. 333-130634, 333-136842,333-141231, 333-153638, and 333-160911).
/s/ Lattimore Black Morgan and Cain, PC
Brentwood, Tennessee
October 2, 2009